Exhibit 3.146

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT CHICKASAW H LP

The undersigned on the 3rd day of July, 2003, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT Chickasaw H LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT Chickasaw GP H LLC 518 17th Street Suite 1700 Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DCT Chickasaw H LP on this 3rd day of July, 2003.

DCT CI CHICKASAW GP H LLC

By:	/s/ Howard L. Rosenberg
Name:	Howard L. Rosenberg
Title:	Authorized Person